Exhibit 99.1

Press Release

CONTACT:

Tricia Haugeto

thaugeto@arraybiopharma.com

(303) 386-1193

ARRAY BIOPHARMA RECEIVES $40 MILLION FROM DEERFIELD

Boulder, Colo., (December 23, 2008) – Array BioPharma Inc. (NASDAQ:ARRY) today announced that it has received its second draw of $40 million from Deerfield Management, a leading healthcare investment organization and one of Array’s largest shareholders.  Deerfield committed $80 million to Array in May 2008 and provided the first $40 million draw to Array in June 2008.  Together with existing capital, these funds are being use to advance Array’s seven wholly-owned small molecule drug programs in development.

The $80 million interest-bearing loan is due in April 2014. Principal and unpaid interest may be prepaid in whole or in part at any time. Prepayment of principal and accrued compound interest may be made at the Company’s option with shares of common stock, subject to certain restrictions, or in cash.  The Company is making quarterly interest payments at a rate of 2 percent per annum, and will pay interest accruing at 6.5 percent per annum, compounded quarterly, at maturity. Deerfield received a 2.5 percent transaction fee and was issued warrants, with a six-year term, to purchase six million shares of Array’s common stock at an exercise price of $7.54 per share.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer, inflammatory and metabolic diseases.  Our proprietary drug development pipeline includes clinical candidates that are designed to regulate therapeutically important target proteins and are aimed at significant unmet medical needs.  In addition, leading pharmaceutical and biotechnology companies collaborate with Array to discover and develop drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

-more-

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our future plans for advancing certain of our proprietary drug programs, the potential to earn future milestone payments, license fees or royalty revenue, and the plans of our collaborators to further develop drugs we have out-licensed or on which we are collaborating. These statements involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2008, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet objectives tied to milestones and royalties, and our ability to attract and retain experienced scientists and management.  We are providing this information as of December 23, 2008. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

###